SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2005

SUSSEX BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

399 Route 23
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 827-2914

Item 1.01. Entry Into a Material Definitive Agreement.

On December 18, 2005, the Registrant’s Board of Directors approved accelerating the vesting of all options to purchase the Registrant’s common stock granted to the Registrant’s employees which are outstanding and unvested as of December 18, 2005. The acceleration will be effective as of the close of business on December 31, 2005, at which time all such options shall be exercisable, and affects options covering a total of 75,600 shares granted under the Registrant’s various option plans.

The primary purpose of accelerating vesting is to eliminate future compensation expense the Registrant would otherwise recognize in its future income statements with respect to the options under Statement of Financial Accounting Standards No. 123, “Share Based Payment (revised 2004)” (“SFAS 123(R)”). The Registrant is required to adopt SFAS 123(R) effective January 1, 2006. SFAS 123(R) generally requires the recognition of compensation cost for the fair value of equity-based compensation to employees over the service period. The Registrant estimates that the future after-tax expense to be eliminated as a result of acceleration of vesting of outstanding options is approximately $91,000 over the next two years during which the options otherwise would have vested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: December 18, 2005	By: /s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and Treasurer